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                                   EXHIBIT 5.1



                       OPINION OF LINDA M. IANNONE, ESQ.,
                           ASSOCIATE GENERAL COUNSEL
              AND ASSISTANT SECRETARY OF THE REGISTRANT, REGARDING
                             VALIDITY OF SECURITIES

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                                  June 22, 1998



Aames Financial Corporation
350 South  Grand Avenue
Los Angeles, California  90071


        RE: POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 REGISTERING SHARES ISSUABLE UNDER THE AAMES FINANCIAL CORPORATION (THE "COMPANY") 1997 NON-QUALIFIED STOCK OPTION PLAN, AMENDED AND RESTATED EFFECTIVE MAY 22, 1998 (THE "PLAN")


Ladies and Gentlemen:


        At your request, I have examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 700,000 additional shares of the common stock, par value $.001 per share (the "Common Stock"), of the Company which may be issued pursuant to the exercise of options under the Plan.


        I have examined such instruments, documents and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.


        Based on such examination, I am of the opinion that the 700,000 additional shares of Common Stock which may be issued upon exercise of options under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.



        This opinion is issued to you solely for use in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without my prior written consent.



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Aames Financial Corporation
June 22, 1998
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        I hereby consent to the filing of this opinion as an exhibit to
Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 which is being filed by the Company in connection with the registration of the aforementioned shares of Common Stock under the Securities Act.


                              Very truly yours,



                              /s/ LINDA M. IANNONE

                              Linda M. Iannone
                              Associate General Counsel
                              and Assistant Secretary